Exhibit 99.1

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated statement of operations for the year ended December 31, 2012 is based on the historical consolidated statement of operations of PDC Energy, Inc. (the "Company") and has been adjusted to give effect to the divestiture of its Piceance, Northeastern Colorado and certain other non-core Colorado oil and gas properties (the “Divestiture”) and the acquisition of certain Wattenberg Field oil and natural gas properties, leasehold mineral interests and related assets (the "Acquisition"). The unaudited pro forma consolidated statement of operations for the year ended December 31, 2012 gives effect to the Divestiture and the Acquisition as if they had occurred on January 1, 2012. The unaudited pro forma consolidated statement of operations has been prepared using estimates based on preliminary amounts and is subject to customary post-closing adjustments.

The unaudited pro forma information should be read in conjunction with the Company's historical consolidated financial statements and accompanying notes which are included in its Annual Report on Form 10-K for the year ended December 31, 2012, as filed on February 27, 2013 with the U.S. Securities and Exchange Commission (the “SEC”) and revised by a Current Report on Form 8-K filed on June 28, 2013, and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, as filed on May 1, 2013 with the SEC. The unaudited pro forma information should also be read in conjunction with Current Reports on Form 8-K filed on May 14, 2012 and June 24, 2013 with the SEC.

The pro forma consolidated statement of operations for the year ended December 31, 2012 includes the following adjustments:

•
Natural gas, NGL and crude oil sales, sales from natural gas marketing, and well operations, pipeline and other income have been adjusted downward to reflect the decrease in revenue related to to the Divestiture. Natural gas, NGL and crude oil sales have been adjusted upward to reflect the increase in revenue related to the Acquisition;

•
Production costs, cost of natural gas marketing, exploration expense, impairment of natural gas and crude oil properties, depreciation, depletion and amortization and accretion of asset retirement obligations have been adjusted downward to reflect the costs and expenses associated with the Divestiture. Production costs, depreciation, depletion and amortization and accretion of asset retirement obligations have been adjusted upward to reflect the costs and expenses associated with the Acquisition;

•
Interest expense has been adjusted upward to reflect the interest, at an assumed annual rate of 4.1%, incurred related to incremental debt of approximately $129.1 million borrowed under the Company's revolving credit facility to partially fund the estimated closing price of the Acquisition; and

•	Income taxes are reflected using the Company's long-term deferred tax rate.

PDC ENERGY, INC.
Pro Forma Condensed Consolidated Statement of Operations
(unaudited; in thousands, except per share data)

	Year Ended December, 31
	2012
	As Reported	Pro Forma Adjustments - Divestiture	Pro Forma Adjustments - Acquisition (1)		Pro Forma
Revenues:
Natural gas, NGL and crude oil sales	$270,327	$(33,343)	$14,355	(a)	$251,339
Sales from natural gas marketing	47,079	(1,708)	—		45,371
Commodity price risk management gain, net	32,339	—	—		32,339
Well operations, pipeline income and other	6,388	(1,861)	—		4,527
Total revenues	356,133	(36,912)	14,355		333,576

Costs, expenses and other:
Production costs	75,485	(20,989)	2,531	(b)	57,027
Cost of natural gas marketing	46,552	(1,529)	—		45,023
Exploration expense	22,605	(2,254)	—		20,351
Impairment of natural gas and crude oil properties	168,149	(162,254)	—		5,895
General and administrative expense	58,815	—	—		58,815
Depreciation, depletion and amortization	146,879	(48,101)	455	(c)	99,233
Accretion of asset retirement obligations	4,060	(373)	242	(d)	3,929
Gain on sale of properties and equipment	(4,353)	—	—		(4,353)
Total costs, expenses and other	518,192	(235,500)	3,228		285,920
Income (loss) from operations	(162,059)	198,588	11,127		47,656
Loss on extinguishment of debt	(23,283)	—	—		(23,283)
Interest expense	(48,287)	—	(2,645)	(e)	(50,932)
Interest income	8	—	—		8
Income (loss) from continuing operations before income taxes	(233,621)	198,588	8,482		(26,551)
Provision for income taxes	88,835	(75,871)	(3,241)	(f)	9,723
Income (loss) from continuing operations attributable to shareholders	$(144,786)	$122,717	$5,241		$(16,828)

Earnings per share from continuing operations:
Basic	$(5.23)				$(0.61)
Diluted	$(5.23)				$(0.61)

Weighted-average common shares outstanding:
Basic	27,677				27,677
Diluted	27,677				27,677
__________
(1) See Note 4, Pro Forma Adjustments

PDC ENERGY, INC.
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 1 - Basis of Presentation

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2012 is based on the historical consolidated statement of operations of PDC Energy, Inc. (the "Company") and has been adjusted to give effect to the divestiture of its Piceance, Northeastern Colorado and certain other non-core Colorado oil and gas properties (the “Divestiture”) and the acquisition of certain Wattenberg Field oil and natural gas properties, leasehold mineral interests and related assets (the "Acquisition"). The unaudited pro forma consolidated statement of operations for the year ended December 31, 2012 gives effect to the Divestiture and the Acquisition as if they had occurred on January 1, 2012. In the opinion of Company management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X of the Securities and Exchange Commission ("SEC"), the pro forma consolidated statement of operations. The Acquisition and the related adjustments are described in the accompanying notes to the financial statements.

The unaudited pro forma statement of operations is presented for illustrative purposes only, and does not purport to be indicative of the results of operations that would actually have occurred if the transaction described had occurred as presented in such statement or that may be obtained in the future. In addition, future results may vary significantly from those reflected in such statement due to factors described in “Risk Factors” included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and elsewhere in the Company's other reports and filings with the SEC.

The unaudited pro forma statement of operations should be read in conjunction with the Company's historical consolidated financial statements and accompanying notes which are included in its Annual Report on Form 10-K for the year ended December 31, 2012, as filed on February 27, 2013 with the U.S. Securities and Exchange Commission (the “SEC”) and revised by a Current Report on Form 8-K filed on June 28, 2013, and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, as filed on May 1, 2013 with the SEC. The unaudited pro forma information should also be read in conjunction with Current Reports on Form 8-K filed on May 14, 2012 and June 24, 2013 with the SEC.

Note 2 - Acquisition Date

On June 29, 2012, the Company completed the Acquisition for an aggregate purchase price of approximately $304.6 million, after post-closing adjustments. The Acquisition was given economic effect as of April 1, 2012.

Note 3 - Acquisition Accounting

The Acquisition was accounted for under the acquisition method of accounting. Accordingly, the Company conducted assessments of net assets acquired and recognized amounts for identifiable assets acquired and liabilities assumed at their estimated acquisition date fair values, while transaction and integration costs associated with the acquisition were expensed as incurred.

The following table presents the estimated values assigned to the net assets acquired (in thousands):

Assets:
Natural gas and crude oil properties - proved and unproved	$335,318

Liabilities:
Liabilities assumed	(30,675)
Net assets acquired	$304,643

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair values of oil and natural gas properties and asset retirement obligations were measured using valuation techniques that convert future cash flows to a single discounted amount. Significant inputs to the valuation of oil and natural gas properties include estimates of reserves, future operating and development costs, future commodity prices, estimated future cash flows and a market-based weighted-average cost of capital rate. These inputs require significant judgments and estimates by management at the time of the valuation and are the most sensitive and subject to change.

PDC ENERGY, INC.
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 4 - Pro Forma Adjustments

The pro forma consolidated statement of operations for the year ended December 31, 2012 includes the following adjustments:

a.	record natural gas, NGL and crude oil sales of $14.4 million related to the Acquisition for the period from January 1 through June 29, 2012;

b.	record production costs of $2.5 million related to the Acquisition for the period from January 1 through June 29, 2012;

c.
record incremental depreciation, depletion and amortization expense of $0.5 million, using the unit-of-production method, for the period from January 1 through June 29, 2012 related to the Acquisition;

d.	record accretion of asset retirement obligations expense of $0.2 million for the period from January 1 through June 29, 2012 related to the Acquisition;

e.
record interest expense for the period from January 1 through June 29, 2012 of $2.6 million related to incremental debt of approximately $129.1 million borrowed under the Company's revolving credit facility to partially fund the estimated closing price of the Acquisition . The assumed annual interest rate was 4.1%; and

f.	record the estimated income tax provision of $3.2 million related to the incremental income related to on the Acquisition using an effective income tax rate of 38.2%.